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FRONTIER INSURANCE GROUP, INC.         1996 FORM 10-K                 EXHIBIT 11


                        Computation of Per Share Earnings
                 (in thousands, except per share dollar amounts)


                                                           Year Ended December 31
                                               ------------------------------------------
Primary earnings per share:                          1996            1995            1994
                                               ---------------  -------------  ----------
Net Income                                        $40,067         $31,211          $16,980
                                                  =======         =======          =======

Weighted average shares of
  common stock outstanding (1)                     14,453          14,313           14,291
                                                   ======          ======           ======

Net income per share of
  common stock outstanding (1)                       $2.77          $2.18            $1.19
                                                     =====          =====            =====


Fully diluted earnings per share:

Net Income                                        $41,547         $31,211          $16,980
                                                  =======         =======          =======

Weighted average shares of
  common stock and common stock
  equivalents outstanding (1)                      15,219          14,405           14,401
                                                   ======          ======           ======

Net income per share of
  common stock and common stock
    equivalents outstanding (1)                      $2.73          $2.17            $1.18
                                                     =====          =====            =====

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(1)  Weighted  average shares of common stock  outstanding have been adjusted to give effect to the Company's common stock dividends and a 3-for-2 stock split. Accordingly, net income per share of common stock has been adjusted.

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